Exhibit 3.2








                                   Exhibit 3.2
           Certificate of Amendment of Certificate of Incorporation of
                         Golden Enterprises, Inc. dated
                               December 22, 1976.




















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








                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               GOLDEN FLAKE, INC.




        THIS IS TO CERTIFY: THAT GOLDEN FLAKE, INC. is a corporation created by and existing under the laws of the State of Delaware, the resident agent in charge of its principal office in the State of Delaware being THE CORPORATION TRUST COMPANY, 100 West Tenth Street, Wilmington, Delaware:

        THAT the Board of Directors of said corporation did adopt a resolution setting forth a proposed amendment to its Certificate of Incorporation and declaring its advisability;

        THAT thereafter, at the Regular Annual Meeting of the Stockholders of the corporation held on September 22, 1976, the proposed amendment was unanimously adopted: that the said amendment is as follows:

         BE IT RESOLVED, that Article FIRST of the Company's Certificate of Incorporation be amended in its entirety to read as follows, instead of as originally written:

                  "FIRST. The name of the corporation is `GOLDEN ENTERPRISES, INC.'"

        AND FURTHER THAT the said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and that the capital of this corporation will not be reduced under or by reason of the said Amendment.

        IN WITNESS WHEREOF, the said corporation has caused this certificate to be made and signed by its President and Chief Operating Officer and Assistant Secretary and its seal to be affixed hereto.

         This, the 22nd day of December, 1976.

                             GOLDEN FLAKE, INC.


                             By    /S/ J. WALLACE NALL
                                   --------------------------
                                      Its President and Chief
                                      Operating Officer




                             ATTEST: /S/ JOHN SHANNON
                                   --------------------------
                                     Its Assistant Secretary


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STATE OF ALABAMA                    )
                                    :
JEFFERSON COUNTY                    )

         BE IT REMEMBERED that on this 22nd day of December, 1976, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared J. WALLACE NALL, President and Chief Operating Officer of GOLDEN FLAKE, INC., the corporation mentioned in the foregoing certificate, known to me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation, and that the seal thereto affixed was the sale of the said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year hereinabove written.

                                            /S/ HAZEL A. MCCOOL
                                            --------------------------------
                                                Notary Public

                                             My Commission Expires:  11/8/78
                                                                     -------




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